CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated August 28, 2020, relating to the financial statements and financial highlights of RiverNorth/DoubleLine Strategic Opportunity Fund, Inc., for the year ended June 30, 2020, and to the references to our firm under the headings “Financial Statements” in the Prospectus Supplement and “Financial Highlights” in the Prospectus.

Cohen & Company, Ltd.

Cleveland, Ohio

October 19, 2020